UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2008 (June 19, 2008)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Amendment to Advisory Management Agreement

On June 25, 2008, Behringer Harvard REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), and Behringer Advisors, LLC, a Texas limited liability company (the “Advisor”), entered into the First Amendment to the Fifth Amended and Restated Advisory Management Agreement dated December 29, 2006 (the “Advisory Amendment”).  Under the Advisory Amendment, we may not, during the term of the advisory management agreement and for the one-year period following the termination thereof, solicit the employment of the current or past employees of the Advisor.

Amendment to Property Management and Leasing Agreement

On June 25, 2008, we, Behringer Harvard Operating Partnership I LP, a Texas limited partnership and our operating partnership (the “OP”), and HPT Management Services LP, a Texas limited partnership (“Manager”), entered into the First Amendment to the Fifth Amended and Restated Property Management and Leasing Agreement dated May 15, 2008 (the “Management Amendment”).  Pursuant to the terms of the Management Amendment, if one of our properties is owned by a joint venture and the Manager is not paid by the joint venture directly in respect of its services, the applicable management fee or oversight fee to be paid by us or the OP will be calculated by multiplying the applicable management fee by the percentage of our or the OP’s economic interest in that property.  The Management Amendment also decreases the amount of oversight fees payable to the Manager, from 1% to 0.5% of gross revenues of any property managed by a non-affiliated third-party property manager.

The information set forth above with respect to the Advisory Amendment and the Management Amendment does not purport to be complete in scope and is qualified in its entirety by the full text of those amendments, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated into this Item 1.01 disclosure by reference.

Item 5.02.                                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and Chief Investment Officer

Robert M. Behringer has resigned from his positions as our chief executive officer and chief investment officer, effective June 19, 2008.  Mr. Behringer remains as our chairman of the board.

Appointment of Chief Executive Officer and Resignation of Chief Operating Officer

Robert S. Aisner has been appointed our chief executive officer and has resigned from his position as our chief operating officer, effective June 19, 2008.  Mr. Aisner, 61, remains as our president and one of our directors.  Mr. Aisner also serves as the president and chief executive officer of Behringer Advisors, LLC and HPT Management Services LP, effective June 19, 2008.  In addition, Mr. Aisner serves as president, chief executive officer and a director of Behringer Harvard Opportunity REIT I, Inc. and Behringer Harvard Opportunity REIT II, Inc., as president and chief operating officer of Behringer Harvard REIT II, Inc. and as chief executive officer and a director of Behringer Harvard Multifamily REIT I, Inc.  Mr. Aisner is also president of the other Behringer Harvard companies.

Mr. Aisner has over 30 years of commercial real estate experience with acquiring, managing and disposing of properties located in the United States and other countries, including Germany, the

Netherlands, England, the Bahamas and Australia.  From 1996 until joining us in 2003, Mr. Aisner served as (1) executive vice president of AMLI Residential Properties Trust, formerly a New York Stock Exchange listed REIT focused on the development, acquisition and management of upscale apartment communities, which serves as advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities, (2) president of AMLI Management Company that oversees all of AMLI’s apartment operations in 80 communities, (3) president of the AMLI Corporate Homes division that manages AMLI’s corporate housing properties, (4) vice president of AMLI Residential Construction, a division of AMLI that performs real estate construction services, and (5) vice president of AMLI Institutional Advisors, the AMLI division that serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities.  Mr. Aisner also served on AMLI’s executive committee and investment committee from 1999 until 2003.  From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management group.  From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development and management company, where he served as vice president.

Mr. Aisner served as an independent director of Behringer Harvard REIT I, Inc. from June 2002 until February 2003, was elected our chief operating officer in February 2003 and has served as a director from June 2003 until present.  Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

Appointment of Chief Operating Officer

Thomas F. August has been appointed our chief operating officer, effective June 19, 2008. Mr. August, 60, also is the chief operating officer of Behringer Advisors, LLC and HPT Management Services LP, and joined Behringer Harvard in February 2008.  Prior to joining Behringer Harvard, Mr. August served as a trustee of Brandywine Realty Trust (NYSE: BDN) from January 2006 to February 2008. Mr. August is also a director of DCT Industrial Trust Inc. (NYSE: DCT), having served in that capacity since January 2006. From October 1999 to January 2006, Mr. August served as president, chief executive officer and a trustee of Prentiss Properties Trust. Prior to that time, he was president and chief operating officer of Prentiss from Prentiss’ initial public offering in October 1996. From 1992 to 1996, Mr. August served as president and chief operating officer of a Prentiss affiliate, Prentiss Properties Limited, Inc. From 1987 to 1992, he served as executive vice president and chief financial officer of Prentiss’ predecessor company. From 1985 to 1987, Mr. August served in executive capacities with Cadillac Fairview Urban Development, Inc.  Prior to joining Cadillac Urban in 1985, Mr. August was senior vice president of finance for Oxford Properties, Inc., in Denver, Colorado, an affiliate of a privately held Canadian real estate firm. Previously, he was a vice president of Citibank, responsible for real estate lending activities in the Midwest.  Mr. August holds a Bachelor of Arts degree from Brandeis University and a Masters of Business Administration degree from Boston University.

Item 7.01.                                          Regulation FD Disclosure.

On June 19, 2008, our board of directors declared distributions payable to the stockholders of record each day during the months of July, August and September 2008.  The declared distributions will equal a daily amount of $.0017260 per share of common stock, which is equivalent to an annual distribution rate of 6.3% assuming the share was purchased for $10.00.  A portion of each distribution is expected to constitute return of capital for tax purposes.  Distributions payable to each stockholder of record during a month will be paid in cash on or before the 16th day of the following month.

On June 25, 2008, the Registrant issued a press release announcing that it had purchased a building located in Houston, Texas.  A copy of the press release, appearing as Exhibit 99.1, is furnished and not filed pursuant to Regulation FD.

Item 9.01.              Financial Statements and Exhibits.

(d)                                Exhibits.

10.1	First Amendment to the Fifth Amended and Restated Advisory Management Agreement, dated June 25, 2008, by and between Behringer Harvard REIT I, Inc. and Behringer Advisors, LLC

10.2

First Amendment to the Fifth Amended and Restated Property Management and Leasing Agreement, dated June 25, 2008, by and among Behringer Harvard REIT I, Inc., Behringer Harvard Operating Partnership I LP and HPT Management Services LP

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: June 25, 2008	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal

Exhibit Index

Exhibit No.	Description

10.1	First Amendment to the Fifth Amended and Advisory Management Agreement, dated June 25, 2008, by and between Behringer Harvard REIT I, Inc. and Behringer Advisors, LLC

10.2

First Amendment to the Fifth Amended and Restated Property Management and Leasing Agreement, dated June 25, 2008, by and among Behringer Harvard REIT I, Inc., Behringer Harvard Operating Partnership I LP and HPT Management Services LP

99.1	Press Release